Exhibit 16.2

April 25, 2022

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Quanta Inc.’s Form 8-K dated April 22, 2022, and to be filed April 25, 2022, and agree with the statements made therein insofar as they relate to our Firm.

Yours truly,

/s/ Weinberg & Company, P.A.

Los Angeles, California